UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2005

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 26, 2005, AsiaInfo Holdings, Inc. (the “Company”) reported its results of operations for the quarter ended March 31, 2005. As a result of a formatting error, the press release issued on April 26, entitled “ASIAINFO REPORTS 2005 FIRST QUARTER RESULTS AND ANNOUNCES CEO SUCCESSION” included several rows in the income statement and balance sheet tables for which there are no corresponding dollar values. A corrected version of the Company’s earnings release, from which the aforementioned rows have been deleted, is furnished herewith as Exhibit 99(a).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 26, 2005, Mr. Xingsheng Zhang resigned from his position as our Chief Executive Officer and President and as a member of the Board of Directors of the Company. We are not aware of any disagreements with Mr. Xingsheng Zhang of the type required to be disclosed per Item 5.02(a) of this Form 8-K.

Effective April 26, 2005, Mr. Steve Zhang was appointed as our Chief Executive Officer and President to replace Mr. Xingsheng Zhang. The terms of Steve Zhang’s employment are governed by a Master Executive Employment Agreement and a Change of Control Severance Agreement, each dated April 1, 2004, copies of which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Steve Zhang has also replaced Xingsheng Zhang as a member of our Board of Directors and as a member of the Board’s Executive Committee, effective April 26, 2005. Steve Zhang’s directorship will expire on the date of the Company’s 2007 annual meeting of stockholders, at which time he will be eligible to be elected by the Company’s stockholders for a new three year term. There is no family relationship between Steve Zhang and any other director or executive officer of AsiaInfo.

Steve Zhang, age 41, has served as President and Chief Executive Officer of our AsiaInfo Technologies Division since November 2004. Previously, he was the Senior Vice President and General Manager for our China Mobile Account from 2003 to 2004, our General Manager for Operation Support System Solutions from 2001 to 2003 and our Vice President for Software from 1999 to 2001. Before 1999, he had held management and technical positions in several successful Silicon Valley companies. Mr. Zhang earned his Master of Science degree in computer science from Rice University and a doctorate in information science from the University of Pisa, Italy.

A copy of the press release announcing the resignation of Xingsheng Zhang and appointment of Steve Zhang is attached as Exhibit 99(a) to this current report and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: April 27, 2005	By:	/s/ Ying Han
	Name:	Ying Han
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99(a)	Press release dated April 26, 2005, titled “AsiaInfo Reports 2005 First Quarter Results and Announces CEO Succession.”